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                                                                   EXHIBIT 10.53

                                  GROUND LEASE

      This Lease is made and executed on July 15, 1993, by and between the West Jersey Health System, a non-profit corporation organized and existing pursuant to the laws of the State of New Jersey having its principal office located at 1000 Atlantic Ave., Camden, NJ, hereinafter referred to as "Lessor" and West Jersey/Mediplex Rehabilitation Limited Partnership, a New Jersey limited partnership having a principal office at 15 Walnut Street, Wellesley, Massachusetts 02181.

                                   SECTION ONE
                     DEMISE, DESCRIPTION AND USE OF PREMISES

      A. Demise: Lessor hereby leases to Lessee the real property owned by Lessor and located in Evesham Township, Burlington County, New Jersey and being a portion of Lot 5A and 5A-1, Block 26 (Evesham Township Tax Map) as shown outlined in red and coded "Leased Premises" upon the plan annexed hereto as Exhibit A. The term "premises" when used in this lease shall mean the area defined by Exhibit A outlined in red and coded and labelled "Leased Premises", together with any improvements now or hereafter constructed thereon. The term "West Jersey Hospital premises" when used in this lease shall mean the area adjacent to and surrounding the premises, the perimeter of which is outlined in black on Exhibit A and is described on Schedule C, which area is retained by Lessor.

            As appurtenant to the premises, Lessor hereby grants Lessee the right, during the term of this Lease, to use all of the roadways, driveways, sidewalks, parking areas (as more particularly set forth in Section 34 hereof), easements, and land which form a part of or are appurtenant to the West Jersey Hospital premises, for the installation, provision and maintenance of utilities and for access to and egress from the premises as and to the extent necessary or desirable to allow Lessee the full use and enjoyment of the premises and for all other purposes as roads and ways are now or hereafter commonly used in Evesham Township.

      B. Use: The premises shall be used by Lessee for the construction and subsequent operation of a seventy-bed (more or less) rehabilitation hospital together with parking and other appurtenant site improvements and other uses ancillary to a rehabilitation hospital as may now or hereafter be customary (herein sometimes collectively, the "Project") or for any other

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health care purpose authorized by a Certificate of Need heretofore or hereafter issued by the Department of Health of the State of New Jersey to Lessee or any other lawful use subject to the restrictions hereinafter provided. As long as Lessee uses and operates a rehabilitation hospital it shall maintain accreditation with the Committee on Accreditation of Rehabilitation Facilities, a successor organization, or by any similar body which accredits rehabilitation hospitals.

                                   SECTION TWO
                                      TERM

      A. Immediately following execution of this lease and the satisfaction of the conditions precedent stated in Section Three paragraphs (B) and (C), Lessor shall grant reasonable access to the premises and the Lessor's hospital premises to Lessee for the purpose of accomplishing necessary site work, engineering and related studies, appraisals, etc. in order to enable Lessee to process Lessee's application(s) for site plan, zoning, building permits, and other required governmental approvals and for mortgage financing related to the construction by Lessee of the rehabilitation hospital and other improvements described in Section One (B) hereof.

      B. Upon receipt of all necessary approvals and permits required in order that Lessee may commence construction as aforesaid, Lessee shall be granted possession of the premises and access to, over and under the Lessor's hospital premises in order to proceed with construction.

      C. The initial term of this Lease shall be thirty-five (35) years plus the Construction Period (as defined hereafter), and shall commence on the date of execution of this Lease ("Commencement Date"). The period beginning on the Commencement Date and ending upon the first day of the first month after the later to occur of (i) receipt by Lessee of a final certificate of occupancy for all portions of the Project, or (ii) receipt by Lessee of a license for the operation of the Project as a 70-bed comprehensive rehabilitation hospital from the New Jersey Department of Health is called the "Construction Period". In any event, the Construction Period shall end no later than the date the Project is first operated for the public as a rehabilitation hospital. The "Occupancy Date" shall be the last day of the Construction Period. The initial term of this Lease shall end on the last day of the 420th successive month after the Occupancy Date. The first payment of rent shall be due on the Occupancy Date.

      D. Provided the Lessee is not at the time of exercise in

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default under the terms of this Lease, continuing beyond any applicable notice and cure period, Lessee is hereby granted the option to renew this Lease for an additional term of thirty-five years to follow immediately the initial term described in the preceding paragraph. Lessee shall give Lessor written notice at least one year prior to the expiration of the initial term hereof of the exercise by Lessee of the option granted by this paragraph. Failure to give such notice in timely fashion shall render such option null and void. In the event that Lessee elects to exercise such renewal option all terms of this Lease except those relating to the amount of rent to be paid which shall be as stated in Section Four shall remain the same.

      E. Until the expiration or sooner termination of this lease, title to any building, structure, fixtures, equipment or other improvements erected or installed upon the premises by Lessee shall remain in Lessee. Lessee and not Lessor shall be entitled to all depreciation or other tax deductions to be taken upon such buildings, structures, fixtures, equipment and improvements.

      F. Upon the expiration or sooner termination of this lease, title to all buildings, structures, fixtures and equipment (except for Lessee's moveable equipment) erected, constructed, installed or located upon the premises shall vest in Lessor and shall be free and clear of all liens, claims and encumbrances except for items shown on Exhibit "B" attached hereto and easements, agreements and other matters now or hereafter consented to by Lessor, but not including any liens or obligations created as security for any indebtedness of Lessee. Lessee shall execute all necessary documents in order to transfer such title to Lessor and to satisfy any and all such liens, claims and encumbrances. During the term of this Lease, Lessor's interest in the buildings, structures, fixtures and equipment erected, constructed, installed or located upon the premises shall be subject and subordinate to the rights and remedies of any and all construction and permanent lenders making leasehold mortgage loans (or loans secured by a collateral assignment of this Lease) to Lessee from time to time (collectively, "Lenders".)

                                  SECTION THREE
                            PERMITS/FINANCING ISSUES

      A. Anything herein to the contrary notwithstanding this Lease and all obligations, rights and privileges conferred herein are expressly contingent upon the following all of which must be fully satisfied in Lessee's judgment or expressly waived by Lessee within the stated time periods: 1) satisfactory mortgage commitment for 85% of the Project costs as approved by the New

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Jersey Department of Health) for the rehabilitation facility received by Lessee at no more than 12% per annum interest amortized over a period of not less than fifteen (15) years, said commitment shall be received and communicated to Lessor not more than ninety (90) days after all permits and approvals herein stated have been granted; and 2) satisfactory soil boring and environmental tests received by Lessee and communicated to the Lessor one-hundred and eighty (180) days subsequent to the date this Lease is fully executed to the effect that the real estate herein leased is free of hazardous or toxic material or waste and will support and permit the construction of the rehabilitation facility, 3) all zoning, site plans and other necessary permits and approvals for the construction and operation of the rehabilitation facility, including without limitation, permits, approvals and agreements for the provision of adequate public water and sewer and for storm water runoff and drainage shall be received and communicated to Lessor not more than three-hundred and twenty (320) days subsequent to the date of this Lease; and 4) a certificate of occupancy for the Project and licensure thereof by the New Jersey Department of Health being issued; and 5) Lessee's leasehold title to the premises being good and marketable, free and clear of all encumbrances, liens and other objections not acceptable to Lessee, and insurable as such at regular rates by a title insurance company selected by Lessee as of the Commencement Date and as of the Occupancy Date. In the event Lessee does not satisfy any of the conditions precedent and the Lease is terminated, Lessee agrees to restore the premises to its original condition and shall indemnify Lessor against any liability, harm or loss arising from Lessee's activities at the premises. If this Lease is terminated, the Lessee agrees to furnish Lessor with all surveys, plans, drawings, studies, etc.

      B. Lessor shall use its best efforts to obtain a satisfactory non-disturbance agreement for the premises between Lessee and United Jersey Bank, as Master Trustee under the Mortgage referred to in EXHIBIT "B." Prior to commencing construction upon the premises, Lessee shall furnish to Lessor a construction completion bond or bonds in the aggregate amount of the total cost of construction and in a form reasonably satisfactory to Lessor and counsel for Lessor.

      C. Anything herein to the contrary notwithstanding, this Lease is expressly contingent upon Lessor receiving either a satisfactory opinion of Lessor's counsel or private letter revenue ruling by the IRS that the Lease and the performance of the Lease shall in no way affect Lessor's tax exempt status or tax-exempt financing of Lessor not more than sixty (60) days subsequent to the execution of this Lease.

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                                  SECTION FOUR
                                  RENT/DEPOSIT

      A. The total rent for the initial thirty-five year term of this Lease shall be Three-Million-One-Hundred-Fifty Thousand Dollars ($3,150,000) payable in monthly installments without deduction or offset, as set forth in Schedule I appended hereto. The first payment shall be made on the date described in Paragraph C of Section Two hereof and shall continue on the first day of each succeeding month during the initial term. If Lessee exercises the renewal option granted by paragraph D of Section Two hereof rent to be paid during the renewal period shall continue to be paid in monthly installments but shall be adjusted upward or downward compounded each year in relation to increases or decreases in the "Consumer Price Index for Urban Wage Earners and Clerical Workers Philadelphia-New Jersey" published by the U.S. Department of Commerce ("CPI") in the following manner. (In the event such index is no longer in effect the parties shall upon mutual agreement substitute a comparable index.) Annual rent for the first year of the renewal term shall be an amount determined by multiplying the rent for the last year of the initial term (specified in Schedule I) by a fraction the numerator of which is the CPI for the last month of the initial term and the denominator of which is the CPI for the same month of the immediately preceding year. The product of such computation shall be paid in monthly installments. The rent to be paid during each succeeding year of the renewal term shall be determined in the same manner; that is, by applying the annual CPI increase or decrease to the preceding year's total rent in order to arrive at the amount of rent to be paid in the then current year. Because there may be delays in the publishing of the CPI figures, monthly rent payable for the preceding year shall remain effective until an appropriate computation of revised rent can be made. Any increase or decrease remaining unpaid or overpaid shall be added to or deducted from the next monthly installment.

                                  SECTION FIVE
                              ASSIGNMENT/SUBLETTING
                              RESTRICTIVE COVENANT

      A. Lessee may not assign, sublet or transfer this Lease, nor may any interest herein be transferred (including the transfer of the stock or any ownership interest in Lessee) without the prior written consent of Lessor which consent shall be granted within sixty (60) days after its being requested unless the proposed assignment, sublease or transfer would jeopardize in any manner the tax exempt status of the West Jersey Health System or its Revenue Bonds; furthermore, Lessor shall be entitled to obtain as a condition of its consent reasonable assurances that the use by the assignee, sublessee or transferee

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shall continue to be a use permitted under this Lease and the operator shall not be in competition with Lessor's Marlton acute care inpatient hospital on the premises (it being acknowledged by Lessor that the use of the premises by such assignee as a rehabilitation hospital as permitted under this lease shall be deemed acceptable to Lessor). Any assignment, subletting or transfer without Lessor's consent shall be void, and shall, at the option of Lessor, constitute an event of default under the terms of this Lease. Neither this Lease nor Leasehold estate of Lessee nor any interest of Lessee hereunder in the premises or any buildings or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer or sale shall be void and of no effect and shall, at the option of Lessor constitute an event of default under the terms of this Lease, provided, however, that neither the death nor disability of Lessee or any partner or shareholder of Lessee shall cause this Lease to be terminated, it being intended that the interest of the deceased or disabled person shall be transferable to such person's heirs, administrators, successors and assigns subject only to the conditions of Lessor's consent as set forth above.

      B. Except for transactions involving Lessee's Secured Financing, if Lessee at any time during the term of this Lease desires in a single transaction either to:

            (i) Assign substantially all of its interest in this Lease; or

            (ii) Sublease substantially all of the premises for substantially all of the remaining term of this Lease,

then prior to offering such an assignment or sublease to any third party, Lessee shall notify Lessor in writing, which notice shall state the terms and conditions under which Lessee plans to offer such an assignment or sublease to any third party. The notice shall also grant to Lessor the right to accept such offer on those same terms and conditions. Lessor shall have a period of thirty
(30) days from the submission of such notice to either accept or reject the offer. The failure of Lessor to accept such offer by written notice to Lessee within such thirty (30) day period shall be deemed a rejection. After any such rejection, Lessee shall have a period of six (6) months thereafter to assign this Lease or sublease the premises on terms and conditions which are no less favorable than those which were offered to Lessor. Any such assignment or sublease during the six (6) month period shall be free and clear of any right and interest of the Lessor except for the requirement that Lessee comply with the approval process set forth in subparagraph A above. In the event that Lessee shall fail to assign substantially all of its interest in this Lease or sublease substantially all of the premises for substantially all of the remaining terra of this Lease during such

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six (6) month period, or shall elect to offer more favorable terms and conditions than those submitted to the Lessor, Lessee shall be obligated to again submit an offer to the Lessor for thirty (30) days consideration prior to consummating any such transaction with a third party. The requirements of this subparagraph B shall in no event apply to any partial assignment by Lessee of its interest in this Lease, nor shall they apply to a sublease of a portion of the premises, nor shall they apply to the exercise of any rights or remedies by the holder of any collateral assignment, mortgage or security interest related to this Lease granted in connection with any of Lessee's secured financing.

      C. During the term of this Lease, Lessee or any assignee, affiliate transferee or successor agrees not to operate an acute care inpatient hospital upon the Lessee's premises. Furthermore, certain of Lessee's services shall be limited as follows:

            (i) X-rays to be performed within the Lessee's premises shall be limited to bone and chest area X-rays.

            (ii) Laboratory services to be performed within the Lessee's premises shall be limited to routine services such as blood counts and urinalysis.

            (iii) Drug and alcohol rehabilitation within the Lessee's premises shall be limited to treatment which is ancillary to physical rehabilitation and restoration and shall not be offered as a primary treatment.

            (iv) No respite care shall be provided within the Lessee's premises.

      D. During the term of this Lease neither Lessor nor any assignee, affiliate, lessee, sublessee, transferee or successor shall perform inpatient or outpatient physical rehabilitation or restoration services within the West Jersey Hospital premises including without limitation the proposed medical office building except as follows:

            (i) Physical therapy may be provided on an inpatient basis within the existing acute care hospital as ancillary to the providing of acute care services but shall not be offered as a primary treatment.

            (ii) Physical therapy may be .provided on an outpatient basis within the existing acute care hospital to patients following their discharge from the Hospital as ancillary to the providing of acute care services for which such patient was previously an inpatient but shall not be offered as a primary treatment.

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            (iii) Physical therapy or occupational therapy or speech therapy may only be performed directly by a physician or by their qualified technicians or employees working with them within such physician's office in the proposed medical office building on the West Jersey Hospital premises but only such therapy as is incidental to such physician's practice. Moreover, no space in the proposed medical office building shall have as its primary use the performance of physical therapy, physical rehabilitation or restoration services.

      Anything in this Article V to the contrary notwithstanding it is expressly agreed and permitted by the parties hereto that nothing shall be construed to limit Lessor or Lessee from contracting with others to provide customary and permitted services ordinarily provided by the parties under any managed care network or other health care integrated delivery system, if such services are performed at a location other than the Lessee's premises or the West Jersey Hospital premises.

                                   SECTION SIX
                              TAXES AND ASSESSMENTS

      As additional rent hereunder, Lessee shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rents, charges, license fees, municipal liens, levies, excises or imports, whether general or special, or ordinary or extraordinary, of every name, nature or kind, which may be levied, assessed, charged, or imposed, or which may become a lien or charge on or against the land hereby demised, or any part thereof, the leasehold of Lessee herein, the premises described herein, any building or buildings, or any other improvements now or hereafter thereon during the term of this Lease. Notwithstanding the foregoing, Lessee's obligations for taxes hereunder shall commence on the "Commencement Date" and shall be limited to real estate taxes and assessments in the nature of real estate taxes, and shall specifically exclude any income, franchise or similar taxes payable by Lessor.

                                  SECTION SEVEN
                          CONSTRUCTION OF NEW BUILDING

      A. Prior to submission for building permits Lessee shall, at Lessee's sole expense, prepare plans and specifications for the building of a rehabilitation hospital to be erected on the premises. Such plans and specifications shall be submitted to Lessor for Lessor's written approval to make certain that the construction of the new building does not: 1) materially and adversely affect the structural integrity of Lessor's Marlton Facility on the West Jersey Hospital premises (herein sometimes referred to as the "Marlton Facility") or;
2) substantially and unreasonably disrupt or interfere with the Marlton Facility and

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patients on the campus of the Marlton Facility; 3) materially and adversely affect the sewer, water and other utilities of the Marlton Facility; and 4) result in a building which is aesthetically inconsistent with the architecture and construction already existing at the West Jersey Hospital premises. Lessor shall not unreasonably withhold such approval. In the event of disapproval, Lessor shall give to Lessee an itemized statement of reasons therefor within thirty (30) days of Lessee's submission of plans and specifications to Lessor. In the event that Lessor fails to provide such itemized statement of reasons for disapproval to Lessee in writing within forty-five (45) days of such submission by Lessee, the Lessor shall be deemed to have approved such plans and specifications. Upon any such disapproval of the plans and specifications for the Project by Lessor, Lessee shall have the option to terminate this Lease without further liability for rent or any other charges, by notice to Lessor given within sixty (60) days after receipt of such statement of disapproval by Lessee. In addition, after the initial approval of the plans and specifications, Lessee shall have the right to make reasonable changes to the plans and specifications by change order during the construction process without the consent of Lessor. Any changes required by any governmental agency shall be deemed reasonable and acceptable to Lessor.

      Lessee hereby covenants and agrees that once all permits are granted and all conditions precedent as stated in Section Three above have been satisfied that Lessee will prosecute construction diligently and with all due speed.

      B. Lessee shall have the right to make such alterations, improvements and changes to any building which may from time to time be on the premises as Lessee may deem necessary, or to replace any such building with a new one of at least equal value, provided that the alterations, improvements and changes shall not cause the value of the building to be diminished, are aesthetically consistent with existing architecture, and the structural integrity of the building or the Marlton facility is not materially adversely affected or disrupted by any such alterations, improvements, or changes, and provided that in the event of any substantial or material alterations, improvements or changes, Lessor be first notified.

                                  SECTION EIGHT
               REPAIRS, MAINTENANCE, IMPROVEMENTS AND DESTRUCTION

      A. Except as elsewhere provided in this Lease, Lessee shall, throughout the term of this Lease, at-its own cost, and without any expense to Lessor, keep and maintain the premises, including all buildings and improvements of every kind which may be a part thereof, and all appurtenances thereto, including

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sidewalks, driveways, parking lots, etc. on the premises, in good, sanitary and neat order and repair, and except as specifically provided herein or elsewhere in this Lease, and except if such repair, restoration or rehabilitation results from a matter for which Lessee is entitled to indemnification by Lessor under
Section 11.B. of this Lease, restore and rehabilitate any improvements of any kind which may be destroyed by fire, casualty or any other cause whatsoever. Lessee shall also comply with and abide by all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the demised premises, the improvements thereon or any activity or condition on or in such premises.

      B. Except as elsewhere provided in this Lease, Lessor shall, throughout the term of this Lease, at its own cost, and without any expense to Lessee, keep and maintain the West Jersey Hospital premises, including all buildings and improvements of every kind which may be a part thereof and all improvements thereto including sidewalks, driveways, parking lots, etc. in good, sanitary and neat order and repair and except as specifically provided for herein or elsewhere in this Lease and except if such repair, restoration or rehabilitation results from a matter for which Lessor is entitled to indemnification by Lessee under Section 11.A. of this Lease, restore and rehabilitate any improvements of any kind which may be destroyed by fire, casualty or any other cause whatsoever. Lessor shall also comply with and abide with all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the West Jersey Hospital premises, the improvements thereon or any activity or condition on or in such premises.

      C. The damage, destruction, or partial destruction of any building or other improvement which is a part of the premises shall not release Lessee from any obligation hereunder and in the event of damage to or destruction of any such building or improvement, except as provided herein or elsewhere in this Lease, Lessee shall at its own expense promptly rebuild, repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting the obligations of Lessee, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available to Lessee for such repair or replacement.

      D. Notwithstanding anything contained in this Section Eight or elsewhere in this Lease to the contrary, Lessee's obligation to repair or restore the premises following a fire or other casualty shall be subject in all cases to the release of sufficient insurance proceeds by the Lenders.

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      E. Notwithstanding anything contained to the contrary in this section
Eight or elsewhere in this Lease, in the event that such damage, destruction or partial destruction shall occur within the last two (2) years of the then current term of the Lease, Lessee shall not be obligated to rebuild, restore or repair as aforesaid and this Lease shall terminate sixty (60) days after such damage or destruction, unless Lessee notifies Lessor of its intent to rebuild, restore or repair.

      F. The damage, destruction or partial destruction of any building or other improvement which is a part of the west Jersey Hospital premises shall not release Lessor from any obligation hereunder and in the event of damage to or destruction of any such building or improvement, Lessor shall at its own expense, promptly rebuild, repair and restore the same to a condition as good or better than that which existed prior to damage or destruction. Without eliminating the obligations of Lessor, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available to Lessor for such repair of replacement.

                                  SECTION NINE
                                    UTILITIES

      Without limitation, Lessee shall fully and promptly pay for all water, sewer, gas, heat, light, power, telephone service and all other public utilities of every kind furnished to the premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation and maintenance of the premises and all activities conducted thereon and Lessor shall have no responsibility of any kind for any thereof. Utilities for the new building will if separately metered and any charge for sewer service will if possible be separately metered and any charge for sewer service will, if possible, be separately billed to Lessee and not prorated. It is understood and agreed that Lessor is not responsible for the adequacy or the availability of any utilities and will have no liability for interruptions in service to the Lessee.

                                   SECTION TEN
                                      LIENS

      A. Lessee shall keep all of the premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanics', materialmen's, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Lessee, any alteration, improvement, or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by

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Lessee on or about the premises, or any obligations of any kind incurred by
Lessee, and at all times promptly and fully pay and discharge any and all claims on which any such lien may or could be based, and indemnify Lessor and all of the premises and all buildings and improvements thereon against all such liens and claims of liens and suits or other proceedings pertaining thereto. This shall not preclude Lessee from granting a security interest in any of its equipment in or upon the leased premises and shall not preclude the granting of a collateral assignment or mortgage of Lessee's leasehold interest as part of a Lessee's Secured Financing. Lessor shall execute any reasonably required waivers of interest with respect to fixtures and equipment required by Lessee's Lenders.

      B. If Lessee desires to contest any such lien, it shall notify Lessor of its intention to do so within thirty (30) days after the filing of such lien. In such case, and provided that Lessee shall on demand protect Lessor by a good and sufficient surety bond against any such lien and any cost, liability, or damage arising out of such contest, Lessee shall not be in default hereunder until sixty (60) days after the final determination of the validity thereof, within which time Lessee shall satisfy and discharge such lien to the extent held valid; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered thereon, and such delay shall be a default of Lessee hereunder. In the event of any such contest, Lessee shall indemnify, defend, and hold harmless Lessor against all loss, expense, (including reasonable attorney's fees) and damage resulting therefrom.

                                 SECTION ELEVEN
                      INDEMNIFICATION OF LESSOR AND LESSEE

      A. Lessor shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person whosoever may at any time be using or occupying or visiting the premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Lessee or of any occupant, subtenant, visitor, or user of any portion of the premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Lessee shall defend and indemnify Lessor against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage. Lessee hereby waives all claims against Lessor for damages to the building and improvements that are now on or hereafter placed or built on the premises and to the property of Lessee in, on, or

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about the premises, and for injuries to persons or property in or about the premises, from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of Lessor, its agents, or employees.

      B. Lessee shall not be liable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Lessor or by any person whosoever may at any time be using or occupying or visiting the West Jersey Hospital premises or be in, on, or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Lessor or of any occupant, sub-tenant, visitor or user of any portion of the West Jersey Hospital premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Lessor shall defend and indemnify Lessee against all claims, liability, loss or damage whatsoever on account of any such laws, injury, death or damage. Lessor hereby waives all claims against Lessee for damages to the buildings and improvements that are now on or hereafter placed on the West Jersey Hospital premises and to the property of Lessor in, on, or about the West Jersey Hospital premises, and for injuries to persons or property in or about the West Jersey Hospital premises, from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death or damage arising by reason of the negligence or misconduct of Lessee, its agents or employees.

                                 SECTION TWELVE
                                ATTORNEYS' FEES

      If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the demised premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs reasonable attorneys' fee, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered.

                                SECTION-THIRTEEN
                             REDELIVERY OF PREMISES

      Lessee shall pay the rent and all other sums required to be paid by Lessee hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this Lease, peaceably and quietly quit and surrender to Lessor the premises in good order and condition subject to the other provisions of this Lease.

                                SECTION FOURTEEN
                              REMEDIES CUMULATIVE

      All remedies hereinbefore and hereafter conferred on Lessor shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law, subject, however, to the notice and cure provisions hereinafter set forth.

                                 SECTION FIFTEEN
                                   INSURANCE

      A. Lessee shall, at all times during the term of this Lease and during occupancy and construction of the facility, and at Lessee's sole expense, keep the premises and all improvements which are now or hereafter a part of the premises insured against loss or damage by fire and the extended coverage hazards for the full replacement value of the premises with loss payable to Lessor, Lessee and the Lessee's Lenders as their interests may appear. Lessor shall, at all times during the term of this Lease and at Lessor's sole expense, keep the West Jersey Hospital premises and all improvements which are now or hereafter a part of the West Jersey Hospital premises insured against loss or damage by fire and extended coverage hazards for the full replacement value of the West Jersey Hospital premises.

      B. Lessee and Lessor shall each maintain in effect throughout the term of this Lease, and during occupancy and construction of the facility, personal injury liability insurance covering the premises and the West Jersey Hospital premises respectively and their appurtenances and the sidewalks, parking lots fronting thereon in the amount of 1 million/3 million aggregate for injury to or death of any person. Such insurance shall specifically insure Lessee against all liability assumed by it hereunder, as well as liability imposed by law, and shall insure both Lessor and Lessee but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for Lessor and Lessee.

      C. All of the policies of insurance referred to in this section shall be written in form reasonably satisfactory to Lessor and Lessee and by insurance companies reasonably satisfactory to Lessor and Lessee. Lessor consents to Lessee providing the required Insurance under blanket and umbrella policies covering other properties of Lessee or its affiliates to the extent such are adequate to cover the insurance obligations of Lessee under this Lease. Each party shall pay all of the premiums for its policies and deliver such policies, or certificates thereof, to the other and in the event of the failure of Lessee or Lessor, either to effect such insurance in the names herein called for or to pay the premiums therefor or to deliver such policies, or certificates thereof, to the other, the other shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to the party exercising such right immediately and failure by Lessee to repay the same shall carry with it the same consequence as failure to pay any installment of rental. Each insurer mentioned in this section shall agree, (if obtainable on commercially reasonable terms) by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor and Lessee that it will give to Lessor and Lessee thirty
(30) days' written notice before the policy or policies in question shall be altered or canceled. Lessor and Lessee agree that they will not unreasonably withhold their approval as to the form or to the insurance companies selected by the other.

      D. In the event that either party shall at any time deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and commercially reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this section; but, if the parties shall be unable to agree thereon, the proper and commercially reasonable limits for such insurance then to be carried shall be determined by an impartial third person selected by the parties, or should they be unable to agree on a selection, by an impartial third person chosen by the New Jersey American Arbitration Association or their successors on application by either party made after sixty (60) days' written notice to the other party of the time and place of such application, and the decision of such impartial third person as to the proper and commercially reasonable limits, for such insurance then to be carried shall be binding on the parties and such insurance shall be carried with the limits as thus determined until such limits shall again be changed pursuant to the provisions of this section. The expenses of such determination shall be borne equally by the parties.

      E. To the extent that any loss or damage to any building, structure or other tangible property, or resulting loss of income, or losses under workmen's compensation laws and benefits, are adequately covered by insurance, neither Lessor nor Lessee shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) , even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, then the foregoing waiver shall be deemed not to have been made by such party.

                                 SECTION SIXTEEN
                PROHIBITION OF INVOLUNTARY ASSIGNMENT; EFFECT OF
                            BANKRUPTCY OR INSOLVENCY

      A. Except as provided in Section Five of this Lease, neither this Lease nor the leasehold estate of Lessee nor any interest of Lessee hereunder in the premises or in the building or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation, or devise, or intestate succession) and any such attempt at involuntary assignment, transfer, or sale shall be void and of no effect. An assignment, transfer or sale of the Lessee's interest in this Lease following a default under Lessee's leasehold mortgage or collateral assignment to any of the Lessee's Lenders, shall not constitute a default under this Lease or be subject to the prohibition set forth in this Section Sixteen (A).

      B. Without limiting the generality of the provisions of the preceding Paragraph of this section, Lessee agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against Lessee, and, if against Lessee, such proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan or reorganization, or in the event Lessee is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the premises or the business conducted thereon by Lessee, and such receiver is not discharged within a period of thirty (30) days after his appointment or such longer period as may be reasonably necessary provided that Lessee is diligently and in good faith attempting to discharge same any such event or any involuntary assignment prohibited by the provisions of the preceding Paragraph of this section shall be deemed to constitute a breach of this Lease by Lessee and shall, at the election of Lessor, but not otherwise, without notice or entry or other action of Lessor terminate this Lease and also all rights of Lessee under this Lease and in and to the premises and also all rights of any and all persons claiming under Lessee.

                                SECTION SEVENTEEN
                                     NOTICE

      All notices required to be given under this Lease shall be sent by certified or registered mail or by a nationally recognized overnight courier service to the addresses below or at such other addresses as subsequently provided by the parties. Notices shall be deemed effective upon dispatch.

        To Lessor:               To Lessee:

West Jersey Health System        Francis J. Bonner, Jr., M.D.
1000 Atlantic Ave.               264 North Radnor
Camden, N.J. 08104               Chester Road
Attn: Office of the President    Radnor, PA 19087

                                 and

                                 The Mediplex Group, Inc.
                                 15 Walnut Street
                                 Wellesley, MA 02181
                                 ATTENTION: President and
                                            General Counsel

                                SECTION EIGHTEEN
                                     DEFAULT

      In the event of an occurrence of any event of default as described in Section Nineteen hereof or of any breach of this Lease by Lessee and expiration of all applicable cure periods as set forth in Section Nineteen, Lessor in addition to the other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this lease or it may from time to time, without terminating this lease, re-let the demised premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and on such other terms and conditions as Lessor in the sole discretion of Lessor may deem advisable with the right to make reasonable alterations which are consistent with the then use of the facility and repairs to the demised premises. On each such re-letting (a) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder, the reasonable expenses of such re-letting and of such alterations and repairs, incurred by Lessor, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for such period on such re-letting; or (b) at the option of Lessor, rents received by such Lessor from such re-letting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor; second, to the payment of any expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a) hereof, and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such re-letting under option (b) hereof during any month is less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the demised premises by Lessor shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy it may have, Lessor may recover from Lessee all damages incurred by reason of such breach, including the cost of recovering the premises, and including the worth (at present value using a discount rate of 10%) at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amount shall be immediately due and payable from Lessee to Lessor.

                                SECTION NINETEEN
                                EVENTS OF DEFAULT

      The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

      A. A failure by Lessee to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Lessee where such failure continues for fifteen (15) days after written notice thereof from Lessor to Lessee;

      B. A failure by Lessee to observe and perform any other provisions or covenants of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such 30-day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion;

      C. The filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Lessee's property; or an assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any local, state or federal governmental office or agency or court-appointed official for the dissolution or liquidation of Lessee or for the operating, either temporarily or permanently, of Lessee's business; provided, however, that if any such action is commenced against Lessee without Lessee's consent, the same shall not constitute a default if Lessor or Lessee causes the same to be dismissed within thirty (30) days after the filing of same or such longer period as may be reasonably necessary provided that Lessee is diligently and in good faith attempting to dismiss same.

                                 SECTION TWENTY
                            LESSOR'S RIGHT TO PERFORM

      In the event that Lessee by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed, shall be in default hereunder beyond any applicable cure period, then, Lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering on the premises for such purposes, if Lessor shall so elect), and Lessor shall not be held liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Lessee on account thereof, and Lessee shall repay to Lessor on demand the entire expense thereof, including compensation to the agents and employees of Lessor. Any act or thing done by Lessor pursuant to the provisions of this section shall not be or be construed as a waiver of any such default by Lessee, or as a waiver of any covenant, term, or condition herein contained or the performance thereof, or of any other right or remedy of Lessor, hereunder or otherwise. All amounts payable by Lessee to Lessor under any of the provisions of this lease, if not paid when the same become due as in this lease provided, shall bear interest from the date they become due until paid at the rate of the then annual prime rate of the Chase Manhattan Bank, N.A., compounded annually. Lessor's right to perform any act or thing under this Section Twenty shall only arise after Lessor has given notice to Lessee and an opportunity to cure pursuant to Section Nineteen.

                               SECTION TWENTY-ONE
                            EFFECT OF EMINENT DOMAIN

      A. In the event the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Lessee and Lessor shall thereupon be released from any liability thereafter accruing hereunder.

      B. In the event a portion of the premises shall be so appropriated or taken and the remainder of the premises shall not be suitable for the use then being made of the premises by Lessee, Lessee shall have the right to terminate this lease as of the date of such taking on giving to Lessor written notice of such termination within sixty (60) days after Lessor has notified Lessee in writing that the premises has been so appropriated or taken.

      C. In the event of such partial taking and Lessee does not so terminate this Lease, then this Lease shall continue in full force and effect as to the part not taken, and the rental to be paid by Lessee during the remainder of the term, shall be equitably abated and any such determination shall not affect or change the times at which Lessor may require an adjustment in rent under the terms of this Lease.

      D. In the event of the total or partial taking of the premises by eminent domain, then in any such condemnation proceedings Lessor and Lessee shall be free to make claim against the condemning or taking authority for the amount of any damage done to them, respectively, as a result thereof.

      E. In the event of any appropriation or taking under the power of eminent domain and notwithstanding anything to the contrary contained herein or elsewhere in this Lease, the buildings, improvements and equipment on the premises shall be treated solely as property of Lessee, and all proceeds payable therefore shall be allocated and paid solely to Lessee.

                               SECTION TWENTY-TWO
                               SURRENDER OF LEASE

      The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                              SECTION TWENTY-THREE
               DISPOSITION OF IMPROVEMENTS ON TERMINATION OF LEASE

      On termination of this Lease for any cause, Lessor shall become the owner of the building(s) improvements on the demised premises (except as provided in Section 21.E. of this Lease) and Lessee agrees to execute any and all documents to effectuate such ownership as more fully set forth in Section Two (F) of this Lease. At the end of the term, title to all buildings, structures, fixtures and equipment (except for Lessee's movable equipment), erected, constructed, installed or located upon the premises shall vest in Lessor.

                               SECTION TWENTY-FOUR
                                     WAIVER

      The waiver by Lessor or Lessee of, or the failure of Lessor or Lessee to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, or subsequent breach of the same, or any other term, covenant, or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                               SECTION TWENTY-FIVE
                                  PARTIES BOUND

      The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators, and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                               SECTION TWENTY-SIX
                               TIME OF THE ESSENCE

      Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision hereof.

                              SECTION TWENTY-SEVEN
                                SECTION CAPTIONS

      The captions appearing under the section number designations of this Lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this Lease.

                              SECTION TWENTY-EIGHT
                    WARRANTIES OF TITLE AND QUIET POSSESSION

      Lessor covenants that Lessor is seized of the premises in fee simple and has full right to make this Lease and that Lessee shall have quiet and peaceable possession of the premises during the term hereof.

                              SECTION TWENTY-NINE
                          WASTE AND NUISANCE PROHIBITED

      During the term of this Lease, Lessee shall comply with all applicable laws affecting the Lessee's use of the premises, the breach of which might result in any penalty on Lessor or forfeiture of Lessor's title to the premises. Lessee shall not commit, or suffer to be committed, any waste on the premises, or any nuisance.

                                 SECTION THIRTY
                             ABANDONMENT OF PREMISES

      Lessee shall not vacate or abandon the premises at any time during the term hereof, except due to fire, reasons due to temporary repair, casualty or other reasons beyond Lessee's reasonable control. If Lessee shall abandon, vacate or surrender the premises, except as set forth in the preceding sentence, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor.

                               SECTION THIRTY-ONE
                             LESSOR'S RIGHT OF ENTRY

      Lessee shall permit Lessor and the agents and employees of Lessor after reasonable notice to enter into and upon the premises at all reasonable times and always subject to the rights of patients in the facility for the purpose of inspecting the same, or for the purpose of posting, notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned.

                               SECTION THIRTY-TWO
                                    RECORDING

      Lessor and Lessee shall be entitled to file and maintain a memorandum of this Lease with the appropriate state or county real estate recording offices which memorandum shall provide that the obligations of the Lessor and Lessee hereunder shall run with the land and shall bind all future owners, lessees, mortgagees and successors in title to the premises and the West Jersey Hospital premises.

                              SECTION THIRTY-THREE
                   ENCUMBRANCE OF LESSEE'S LEASEHOLD INTEREST

      A. Lessee may encumber by mortgage or deed of trust, or other proper instrument, its leasehold interest and estate in the demised premises, together with all buildings and improvements placed by Lessee thereon, as security for any indebtedness of Lessee. Lessee's mortgage shall, however, always be subject and subordinate to the terms of this Lease.

      B. If Lessee shall encumber its leasehold interest and estate in the demised premises and if Lessee or the holder of the indebtedness secured by such encumbrance shall give notice to Lessor of the existence thereof and the address of such holder, then Lessor will mail or deliver to such holder, at such address, a duplicate copy of all notices in writing which Lessor may, from time to time, give to or serve on Lessee under and pursuant to the terms and provisions hereof; such copies shall be mailed or delivered to such holder, at, or as near as possible to the same time such notices are given to or served on Lessee. Such holder may, at its option, at any time before the rights of Lessee shall be terminated as provided herein, pay any of the rents due hereunder, or pay any taxes and assessments, or do any other act or thing required of Lessee by the terms hereof, or do any act or thing that may be necessary and proper to be done in the observance of the covenants and conditions hereof, or to prevent the termination hereof; all payments so made, and all things so done and performed by such holder shall be as effective to prevent a foreclosure of the rights of Lessee thereunder as the same would have been if done and performed by Lessee.

      C. Notwithstanding anything to the contrary contained in this Lease, upon any default by Lessee under this Lease, Lessor shall give simultaneous notice of such default to each Lender who has given notice to Lessor pursuant to Subsection (B) above, and each such Lender shall have the right to cure such default at any time within sixty (60) days after receipt of such notice, which cure shall fully reinstate the Lease. Upon a default by Lessee under any loan agreement with any Lender, any Lender shall have the right to foreclose on its leasehold mortgage or collateral assignment and either assume Lessee's obligations under this Lease, or assign the Lessee's interest in this Lease to a new lessee which shall be bound by the terms and conditions of this Lease. Lessor agrees to modify this Lease as may be reasonably requested by any Lender providing financing for Lessee provided that such modifications do not materially alter the fundamental obligations of Lessor and Lessee hereunder.

                               SECTION THIRTY-FOUR
                               PARKING AND SIGNAGE
                               INGRESS AND EGRESS

      A. Those portions of the premises depicted upon Exhibit "A" as "Rehab Hospital Parking Area" and containing a total of one hundred and eleven (111) parking spaces shall be used only for the parking of motor vehicles and shall be reserved for exclusive use by Lessee and its employees, patients, visitors, staff doctors and other invitees ("Lessee Users"). Lessee shall be entitled to prohibit unauthorized vehicles from parking in the Rehab Hospital Parking Area through appropriate signage, striping, and temporary barricades. Lessee shall not install, nor permit the installation of, any fences, gates, walls, permanent barricades, curb bumpers or other like structures for the purpose of delineating the Rehab Hospital Parking Area or excluding vehicles therefrom.

      B. In addition to the Rehab Hospital Parking Area shown on Exhibit "A" , Lessee Users shall be entitled to park in such other public parking areas as may now or in the future be located within the West Jersey Hospital premises. Such additional parking shall be in a common with Lessor, its employees, patients, visitors, staff doctors, tenants of other buildings located upon the West Jersey Hospital premises, and other invitees and therefore shall not be exclusive. Notwithstanding the foregoing, Lessee acknowledges and agrees that the existing "Doctor's Parking Lot" which is delineated by permanent curbing and gates, designated areas for "Emergency Room Parking" and the "Existing Employee Parking Area" to the rear of Lessor's existing hospital building which is delineated by tamporary barricades (both of which areas are shown on Exhibit "A") are for the exclusive use of Lessor's employees and that such areas are for the exclusive use of Lessor.

      C. At any time after the end of the first five years of the term of this Lease, Lessee shall have the right to notify Lessor that an additional one hundred thirteen (113) parking spaces shall be identified and set aside for the exclusive use of Lessee Users anywhere on the campus site. Within ninety (90) days after the giving or receipt of such notice, Lessor shall designate and make available for the exclusive use of Lessee Users such additional one hundred thirteen (113) spaces at a location within the West Jersey Hospital premises. The selection and location of such spaces shall be determined within Lessor's sole discretion. All such spaces shall be contiguous to one another but need not necessarily be adjacent to the one hundred eleven
(111) spaces described in paragraph A of this section. Upon such designation by Lessor the additional one hundred thirteen (113) spaces shall become part of the premises subject to this Lease as additional Rehab Hospital Parking Area. Lessee shall be entitled to prohibit unauthorized vehicles from parking in such additional area in the same manner and subject to the same restrictions as specified in paragraph A of this section for the original one hundred eleven
(111) parking spaces. Notwithstanding the foregoing provisions of this paragraph, Lessee may only exercise the right of designation granted to Lessee upon demonstrating that the common parking area (described in paragraph B of this article) has become inadequate for Lessee's purposes. Such inadequacy shall be presumed upon a showing that the aforesaid common parking area is substantially full during any fifteen (15) days of any calendar month.

      D. Lessor shall, at Lessor's expense, be responsible for the maintenance, repair, landscaping, illumination, security, cleaning, snow and ice removal and all other services relating to all parking areas located within the West Jersey Hospital premises and the Rehab Hospital Parking Area. Lessee shall reimburse Lessor for Lessee's pro-rata share of the aforesaid expense. Lessee's share shall be determined by multiplying the total cost to Lessor of all parking area expenses by a fraction having as its numerator the number one hundred and eleven
(111) [and after the addition of the one hundred thirteen (113) , two hundred twenty-four (224)], and having as its denominator the total number of parking spaces located within the West Jersey Hospital premises and the Rehab Hospital Parking Area combined. Lessor shall submit bills with appropriate back-up to Lessee for Lessee's share of the total parking area expenses on a periodic basis but no more frequently than monthly and such bills shall be paid by Lessee within thirty (30) days after their submission.

      E. Lessee shall be entitled at its own cost and expense to erect exterior signage on the premises and the West Jersey Hospital premises, identifying Lessee's rehabilitation facility. The location, design and appearance of all such signs shall be subject to the written approval of Lessor which shall be obtained by Lessee prior to their erection. Lessor's approval shall not be unreasonably withheld or delayed and Lessor's failure to deny approval within sixty (60) days after its being requested shall be deemed to be an approval. Lessee shall comply with all governmental requirements in connection with the installation of any such signage and Lessee shall be solely responsible for all maintenance and repairs in connection with such signage.

      F. Lessee and Lessor shall each provide to the other reasonable access, ingress and egress for pedestrian and vehicular traffic, over and across those portions of the premises and the West Jersey Hospital premises respectively as are suitable for such access including those portions which from time to time may contain sidewalks, driveways and internal roads. Lessor and Lessee shall each be entitled to make such changes to its sidewalks, driveways and internal roads from time to time as each may determine provided, however, that each shall at all times provide to the other reasonable access in order to enable the other to operate its property in the manner contemplated by this Lease including the construction of the improvements described herein. It is contemplated that the rehabilitation hospital facility and the acute care hospital and proposed medical office building on the West Jersey Hospital premises shall be interconnected with each other. Lessor and Lessee shall cooperate with each other in the construction of the Project and operation of their respective facilities and will provide the other, including the owner of the Medical Office Building, with the necessary legal rights to ensure the free flow of pedestrian traffic between facilities and the maintenance and repair of common party walls and other common appurtenances. Without limiting the generality of the foregoing, Lessor hereby grants Lessee the right to use in common with Lessor, for all purposes: i) the stairwell located in the northwest corner of the West Jersey Hospital as a means of ingress to and egress from the rehabilitation hospital, as and to the extent necessary to comply with applicable law, and ii) the area designated on Exhibit "A" as the obstacle course on which area Lessee may erect, install, and maintain improvements and equipment suitable thereto (Lessee shall maintain liability insurance covering the obstacle course in accordance with the requirement of Section 15 of this Lease.)

      G. In the event that the holder of a mortgage or other lien or any party claiming thereunder succeeds to the interest of the Lessor under this Lease or as owner of the fee of the West Jersey Hospital premises by virtue of foreclosure or other legal process against the Lessor or all or a portion of the West Jersey Hospital premises and such successor is not required to or does not agree to recognize all of Lessee's rights to use the West Jersey Hospital premises as set forth in Section I, this Section 34 or elsewhere in this Lease (collectively the "WJH Rights"), then Lessee shall be entitled to make the continuation by such successor of any right to use any portion" of the premises as set forth in this Lease conditional upon the execution and delivery by such successor of a recordable instrument in form and substance reasonably satisfactory to Lessee by which such, successor, for itself and its successors and assigns, irrevocably recognizes and agrees not to disturb the continued exercise and use of the WJH Rights by Lessee and its successors and assigns.

                               SECTION THIRTY-FIVE
                                     TITLE

      Lessor hereby represents and warrants to Lessee that Lessor has and will maintain throughout the term of this Lease good and marketable title to the premises free and clear of all liens and encumbrances except as follows:

      A. The conditions, restrictions and limitations, if any, now appearing of record and listed on Exhibit "B" attached hereto and made a part hereof;

      B. Easements of roads and rights of public service companies as Lessor may in the future grant provided that the same shall not materially conflict or interfere with the rights of the Lessee under this Lease; and

      C. Zoning regulations and ordinances now existing or which may hereafter exist by reason of any legal authority during the term of this Lease.

      D. The lien of any refinancing obtained by Lessor in the future provided that the holder thereof enters into a non- disturbance agreement acceptable in form to Lessee and its Lenders.

                               SECTION THIRTY-SIX
                                    NET RENT

      Unless expressly provided in this Lease, the Lessee is responsible for all charges, rents or fees associated with the ownership, possession, construction and operation of the premises.

                              SECTION THIRTY-SEVEN
                             ESTOPPEL CERTIFICATES

      Lessor and Lessee mutually agree, upon prior written notice, to execute estoppel certificates in content and form reasonably satisfactory to the requesting party.

                              SECTION THIRTY-EIGHT
                                  ENVIRONMENTAL

      Lessor and Lessee mutually agree to comply with all environmental laws and, to remediate any spills, leaks, discharges or releases of hazardous or toxic substances or wastes occurring upon their respective premises. Lessee further represents and agrees that it will not install any underground storage tanks at the premises and will, to the extent applicable comply with the provisions of the Environmental Clean-up Responsibility Act and other environmental laws. Lessor represents and warrants to Lessee that Lessor has no knowledge of the presence on the premises or the West Jersey Hospital premises of any hazardous substances, hazardous wastes, solid wastes or other substances, the presence of which would create an obligation for remediation or reporting under any federal, state or local law, regulation or ordinance.

                               SECTION THIRTY-NINE
                     ASSISTANCE DURING CONSTRUCTION PERIOD

      All at the Lessee's sole expense, the Lessor agrees that, within five (5) days after receipt of written request from Lessee, Lessor will take all reasonably requested actions and join in any and all applications for permits, licenses or other authorizations required by any governmental or other body claiming jurisdiction in connection with any work which the Lessee may do hereunder, and will also join in any grants for easements for electric, telephone, gas, water, sewer and such other public utilities and facilities as may be reasonably necessary in the operation of the premises or of any improvements that may be erected thereon.

                                 SECTION FORTY
                                LENDER'S CONSENT

      This Lease shall not be further modified without the consent of the Lenders holding leasehold mortgages or collateral assignments of this Lease at the time.

                               SECTION FORTY-ONE
                                SHARED EXPENSES

      Lessor acknowledges that many of the improvements required to be made by Lessee in connection with the Project will inure to the benefit of Lessor, including without limitation, in connection with Lessor's proposed construction of a medical office building on the West Jersey Hospital premises. Therefore, Lessor and Lessee hereby agree that all costs and expenses incurred for outside consultants, including without limitation, attorneys' (which will be shared equally), architectural and engineering fees in connection with obtaining required permits and approvals for the Project (including without limitation, obtaining sewer permits and approvals for the Project) shall be shared as follows: 60% by Lessor and 40% by Lessee; provided, however, that the costs of obtaining amendments for all existing zoning approvals for the Project which are required as a result of the increase in the size of the rehabilitation hospital from 60 to 70 beds, shall be borne entirely by Lessee.

      In WITNESS WHEREOF, the parties intending to be legally bound have executed this lease on the day and year first above written.

                                       West Jersey/Mediplex Rehabilitation
                                       Limited Partnership

                                       By: Mediplex of New Jersey, Inc. ,
                                           as general partner but not
                                           individually

7/15/93                                By: /s/ Richard S. Mann
-------                                    ------------------------------
Date
                                       West Jersey Health System

7/15/93                                By: /s/ Barry D. Brown
-------                                    ------------------------------
Date                                       Barry D. Brown President

7/15/93                                By: /s/ Harry D. Ambrose
-------                                    -------------------------------
Date                                       Harry D. Ambrose, Jr. Esq.
                                           Immediate Past Chairman

                                   EXHIBIT "B"

1.    Easement as contained in Deed Book 1846 page 432.

2.    Easement as contained in Deed Book 1846 page 437.

3.    Easement as contained in Deed Book 2177 page 181.

4. Mortgage by West Jersey Health System, a not-for-profit-corporation to United Jersey Bank, Hackensack, New Jersey, dated October 22, 1992, recorded October 23, 1992, in Mortgage Book 4737, page 168 to secure the sum of $91,395,000,00. (Provided, however, that this Mortgage does not cover or include the premises but does cover portions of the West Jersey Hospital premises and, therefore, affects some of the land and buildings in which Lessee has the WJH Rights.)

                                   SCHEDULE I

                            WEST JERSEY HEALTH SYSTEM
                                  GROUND LEASE
                                 RENTAL SCHEDULE

YEAR 1                                          $65,000
YEAR 2                                          $65,000
YEAR 3                                          $65,000
YEAR 4                                          $65,000
YEAR 5                                          $65,000
YEAR 6                                          $94,167
YEAR 7                                          $94,167
YEAR 8                                          $94,167
YEAR 9                                          $94,167
YEAR 10                                         $94,167
YEAR 11                                         $94,167
YEAR 12                                         $94,167
YEAR 13                                         $94,167
YEAR 14                                         $94,167
YEAR 15                                         $94,167
YEAR 16                                         $94,167
YEAR 17                                         $94,167
YEAR 18                                         $94,167
YEAR 19                                         $94,167
YEAR 20                                         $94,167
YEAR 21                                         $94,167
YEAR 22                                         $94,167
YEAR 23                                         $94,167
YEAR 24                                         $94,167
YEAR 25                                         $94,167
YEAR 26                                         $94,167
YEAR 27                                         $94,167
YEAR 28                                         $94,167
YEAR 29                                         $94,167
YEAR 30                                         $94,167
YEAR 31                                         $94,167
YEAR 32                                         $94,167
YEAR 33                                         $54,167
YEAR 34                                         $94,167
YEAR 35                                         $94,167

                     First American Title Insurance Company

                                                       Commitment No. 01-5413-93

                                   SCHEDULE C

All that certain lot, piece or porcol of land, with the buildings and improvements thereon errected, situate lying and being in the Township of Evesham County of Burlington and State of New Jersey:

   TRACT I

         BEGINNING at a point in the Northeasterly line of Horner Road (49.5 feet wide), said point being South 75 degrees 39 minutes 29 seconds East, measured along said Northeasterly line of Horner Road 320.00 feet from the Easterly line of the sight corner of New Jersey State Highway Route #73 (formerly S-41); thence

         (1) along lands n/f Garden State Community Medical Center formerly G. &
   V. Realty Company, North 13 degrees 20 minutes 30 seconds East, 726.00 feet to a point; thence

         (2) parallel with Horner Road, South 76 degrees 39 minutes 29 seconds East, 720.00 feet to a point in the line of lands formerly Samuel Eves, now or formerly G. & V. Realty Company; thence

         (3) along same, South 13 degrees 20 minutes 31 seconds West, 726.00 feet to a point in the aforesaid Northeasterly line of Horner Road; thence

         (4) along same, North 76 degrees 39 minutes 29 seconds West, 720.00 feet to the place of beginning.

   TRACT II

         BEGINNING at a point in the line of land n/f Garden State Community Medical Center, formerly G. & V. Realty Co. corner to other lands of American Medicorp Dev. Co., said point being the following two (2) courses from the intersection of the Northeasterly line of Hornar Road (49.5 feet wide) with the Easterly line of the sight corner of N.O.S.H. Route 73,

         (A) along the Northeasterly line of Horner Road, South 75 degrees 39 minutes 29 seconds East 320.00 feet to a point; thence

         (B) along the division line between lands n/f Garden State Community Medical Center and other lands of American Medicorp Dev. Co. North 13 degrees 20 minutes 31 seconds East 726.00 feet to said place of beginning extending therefrom; thence

         (1) along said lands of Garden State Community Medical center North 13 degrees 20 minutes 31 seconds East, 114.77 feet to a point in the line of lands of Evesham Township Board of Education; thence

         (2) along said Board of Education, North 54 degrees 39 minutes 01 seconds East, 767.24 feet to a point; thence

                                                       Commitment No. 01-5413-93

                                   SCHEDULE C

                                   (Continued)

         (3) along same South 64 degrees 35 minutes 18 seconds East 329.32 feet to a point in the line of lands n/f G. & V. Realty Co.; thence

         (4) along said lands n/f G. & V. Realty Co., South 48 degrees 44 minutes 20 seconds West 187.32 feet to a point; thence

         (5) along same South 13 degrees 20 minutes 31 seconds West, 469.54 feet to a point corner to other lands of American Medicorp Dev. Co.; thence

         (6) along said other lands of American Medicorp Dev. Co. North 76 degrees 39 minutes 29 seconds West, 720.00 feet to the place of beginning.

         BEING known as Lot 5A, Block 26 on the Tax Map of the Township of Evesham.

                                     [FLOOR PLAN]